Exhibit 3.1(i)(b)

Delaware	Page 1
The First State

I,  JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “LIPELLA PHARMACEUTICALS INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2024, AT 4:47 O’CLOCK P.M.

3925021 8100 SR# 20244574396	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

Authentication: 205204333 Date: 12-20-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CORRECTION

TO THE

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B NON-VOTING CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 103 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, Jonathan Kaufman, the Chief Executive Officer of Lipella Pharmaceuticals Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.            A Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on December 11, 2024, which Certificate of Designation contains an inaccurate record of the corporate action taken therein, and said Certificate of Designation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

2.            The inaccuracy in the Certificate of Designation sought to be corrected hereby is that the effective date and time of the Certificate of Designation was not included due to administrative error.

3.            A new section 9(k) is hereby added to the Certificate of Designation, which shall state in its entirety as follows:

“k) Effective Time. This Certificate of Designation shall be effective as of December 20, 2024 at 5:00 p.m. ET.”

4.             This Certificate of Correction to the Certificate of Designation shall be effective as of December 20, 2024 at 5:00 p.m. ET.

[Signature Page Follows]

State of Delaware Secretary of State Division of Corporations Delivered 04:47 PM 12/20/2024 FILED 04:47 PM 12/20/2024 SR 20244574396 - File Number 3925021

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction of Certificate of Designation of Preferences, Rights and Limitations to be executed and acknowledged by its authorized officer this 20th day of December 2024.

/s/ Jonathan Kaufman
Name: Jonathan Kaufman
Title: Chief Executive Officer